Exhibit 99.1

Phathom Pharmaceuticals Reports Second Quarter 2025 Financial Results and Provides Business Updates

•	Over 580,000 VOQUEZNA® prescriptions filled to date, reflecting 49% growth since last earnings report

•	Net revenues of $39.5 million reported for Q2

•	Full-year 2025 revenue guidance of $165 million to $175 million

•	Company remains focused on path to profitability in 2026

•	Management to host conference call today, August 7, 2025, at 8:00 a.m. ET

FLORHAM PARK, N.J., August 7, 2025 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal (GI) diseases, today reported financial results for the second quarter ended June 30, 2025, and provided business updates.

“The second quarter marked a significant step forward in Phathom’s journey toward becoming a growth-oriented and profitable GI company,” said Steve Basta, President and Chief Executive Officer of Phathom. “We delivered strong sequential revenue growth, implemented strategic cost reductions, and shifted our commercial strategy to focus on high-value prescribers. With over 580,000 VOQUEZNA prescriptions filled to date and extended market exclusivity, we believe we are well-positioned to accelerate VOQUEZNA’s adoption and achieve profitability in 2026.”

Recent Business Highlights and Second Quarter 2025 Results:

VOQUEZNA Commercial Progress:

•

Phathom surpassed 580,000 filled prescriptions for VOQUEZNA tablets, VOQUEZNA TRIPLE PAK®, and VOQUEZNA DUAL PAK® through July 25, 2025, reflecting a 49% increase since the last earnings report on May 1, 2025.

•	In the second quarter of 2025, approximately 173,000 VOQUEZNA prescriptions were filled, representing 36% sequential growth from Q1.

•

Prescriber adoption continues to expand with over 29,300 unique healthcare providers (HCPs) having written a filled VOQUEZNA prescription as of July 18, 2025, a 24% increase since the last quarterly update. In early July, Phathom began reprioritizing GIs in its sales strategy, while de-emphasizing primary care physicians (PCPs) who have not yet prescribed VOQUEZNA. This more targeted approach aims to deepen prescriber engagement and move HCPs up the adoption ladder. Currently, GIs account for approximately 70% of all filled VOQUEZNA prescriptions written to-date.

•

Commercial access for VOQUEZNA remains robust, with coverage for over 120 million lives. More than half of these commercial lives require only one prior proton pump inhibitor (PPI) step. In Q2 2025, approximately 68% of prescriptions were filled through the retail pharmacy channel, with the remainder filled on a cash-pay basis through BlinkRx.

Recent Business and Regulatory Updates:

•

In June 2025, the FDA updated the Orange Book to reflect 10-year New Chemical Entity (NCE) exclusivity for VOQUEZNA 10 mg and 20 mg tablets through May 2032—the earliest date when an Abbreviated New Drug Application (ANDA) may be filed with the FDA if no patents are listed in the Orange Book one year prior. Based on typical regulatory review timelines for ANDA submissions, Phathom believes generic entry is unlikely before 2033.

•

In June, Phathom strengthened its leadership team with the appointment of Anne Marie Cook, J.D., as Chief Legal Officer and Corporate Secretary. Anne Marie has over 30 years of legal leadership experience, including prior roles at Sage Therapeutics, Aegerion, and Biogen.

Second Quarter 2025 Financial Results:

•

Revenue: Net revenues for the second quarter 2025 were $39.5 million, an increase of $32.2 million compared to $7.3 million for the second quarter 2024. The increase was due to continued momentum with Phathom’s second year of commercial launch of VOQUEZNA, VOQUEZNA TRIPLE PAK and VOQUEZNA DUAL PAK following the initial launch of VOQUEZNA products late in the fourth quarter of 2023.

•

Research and development (R&D) expenses: R&D expenses for the second quarter 2025 were $9.1 million, an increase of $1.7 million compared to $7.4 million for second quarter 2024. The increase was primarily due to one-time personnel-related restructuring charges, partially offset by a decrease in consulting expenses.

•

Selling, general and administrative (SG&A) expenses: SG&A expenses for the second quarter 2025 were $85.3 million, an increase of $9.4 million compared to $75.9 million for second quarter 2024. The increase was primarily due to higher personnel-related costs associated with one-time restructuring charges and continued commercial investment in support of the VOQUEZNA launch.

•

Operating expenses: Operating expenses for the second quarter 2025 were $94.4 million, compared to $83.2 million for the second quarter 2024 and $103.7 million during the first quarter 2025. The sequential decrease compared to the first quarter 2025 was attributable to cost savings associated with Phathom’s restructuring. Second quarter 2025 operating expense included a non-cash charge related to stock-based compensation of $8.3 million compared to $6.1 million for the second quarter 2024 and $5.5 million for the first quarter 2025. Non-GAAP operating expenses for the second quarter 2025 were $86.1 million, compared to $77.1 million for the second quarter 2024 and $98.1 million during the first quarter 2025. Based on our restructuring efforts, Phathom expects non-GAAP operating expenses to be less than $60 million for the third quarter 2025 and less than $55 million for the fourth quarter 2025.

•

Net loss: Net loss for the second quarter 2025 was $75.8 million, compared to $91.4 million for the second quarter 2024. Non-GAAP adjusted net loss for the second quarter 2025 was $56.5 million compared to $73.3 million for the same period in 2024. These non-GAAP adjusted net loss amounts, as more fully described below under “Non-GAAP Financial Measures,” exclude non-cash share-based compensation charges, non-cash interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on our term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

•

Cash and cash equivalents: As of June 30, 2025, cash and cash equivalents were $149.6 million. Based on its current operating plan and projected product revenues, Phathom believes these resources will be sufficient to fund operations and achieve profitability from operations in 2026, excluding stock-based compensation.

•

2025 full year revenue guidance: Based on strong VOQUEZNA prescription trends to date and a refined commercial strategy, Phathom expects full-year 2025 revenue to be in the range of $165 million to $175 million.

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its second quarter 2025 financial results and business highlights today, August 7, 2025, at 8:00 a.m. EDT. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the call and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP adjusted operating expense, net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP adjusted operating expense, net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. These measures exclude (i) non-cash stock-based compensation, which is substantially dependent on changes in the market price of common shares, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) that is currently marketed in the United States as VOQUEZNA® (vonoprazan) tablets for the relief of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of Erosive GERD in adults and relief of associated heartburn, in addition to VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, including without limitation statements regarding: our plans, expectations and goals for commercialization of VOQUEZNA and potential results of our commercialization efforts; our expectations regarding operating expenses and revenues; our goals and beliefs with respect to potential profitability; our expectations regarding non-patent regulatory exclusivity and the potential timeline for entry of a generic; our development plans and potential timelines; our business strategy, goals, mission and vision; and our other expectations, forecasts and predictions as to future performance, results and likelihood of success. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risk that: we may not be able to successfully commercialize VOQUEZNA or to achieve results or revenues at the levels we expect; the market opportunity for VOQUEZNA may be significantly smaller than our expectations; market acceptance for VOQUEZNA from healthcare professionals, patients, and payors in the indications for which it is approved may be significantly lower than we anticipate; we may encounter coverage, reimbursement, market access, or other issues in the course of our commercialization efforts that may negatively impact our efforts and results; the unmet need for new treatment options in GERD may not be as high as we anticipate; estimates of the number of patients with the disorders for which VOQUEZNA is approved, now or in the future, and our estimates of potential market size may not be accurate; our decisions as to where to allocate our resources and focus our efforts may not lead to the results we expect; we may not seek, achieve or maintain the patent and regulatory exclusivity we expect or that could be available to us and may encounter generic competition sooner than we anticipate; our results may be negatively impacted by the launch of other competitive products; we may experience adverse impact as the result of our dependence on third parties in connection with commercialization, product manufacturing, research and preclinical and clinical testing; we may be negatively impacted by regulatory developments or other governmental actions in the United States and foreign countries, including government healthcare reform; we may encounter unexpected adverse side effects or inadequate efficacy of VOQUEZNA that may limit or impair market acceptance or impair current or future development or regulatory approvals, or may result in recalls, withdrawals or product liability claims; we may not be able to obtain and maintain intellectual property protection important to our business, including patent term extensions; if we were to breach our license agreement with Takeda for vonoprazan, Takeda might take action, including termination, that would significantly impair our business; our operating expenses may be higher than we anticipate, including if we decide to engage in activities not currently in our plan or if we face unexpected, or higher than anticipated, expenses, including as the result of unexpected events such as litigation; depending on our results and activities, we may not achieve profitability on the timelines we expect or at all; in the future, we may not have sufficient cash to fund our operations at the levels we expect or to meet our obligations under certain of our agreements or to enable us to achieve profit from operations; we may need to or decide to raise additional capital; we may not be able to raise capital on acceptable terms; and any of the foregoing or other factors may negatively impact our ability to achieve our plans, goals, mission, vision and potential. For additional discussion of these and other risks, see the risk disclosure in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

© 2025 Phathom Pharmaceuticals. All rights reserved.

VOQUEZNA, VOQUEZNA DUAL PAK, VOQUEZNA TRIPLE PAK, Phathom Pharmaceuticals, and their respective logos are registered trademarks of Phathom Pharmaceuticals, Inc.

###

Selected Condensed Balance Sheets

(in thousands)

(unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$149,569	$297,263
Total assets	$250,220	$378,318
Total liabilities	$656,054	$631,898
Total stockholders’ deficit	$(405,834)	$(253,580)

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Product revenue, net	$39,503	$7,324	$68,023	$9,236
Cost of revenue	5,038	1,376	8,762	1,802

Gross profit	34,465	5,948	59,261	7,434
Operating expenses:
Research and development	9,076	7,376	18,260	16,806
Selling, general and administrative	85,313	75,872	179,787	137,882

Total operating expenses	94,389	83,248	198,047	154,688

Loss from operations	(59,924)	(77,300)	(138,786)	(147,254)

Other (expense) income:
Interest income	1,787	3,624	4,427	7,937
Interest expense	(17,518)	(17,764)	(35,588)	(34,932)
Other expense, net	(155)	(6)	(179)	(49)

Total other expense	(15,886)	(14,146)	(31,340)	(27,044)

Net loss and comprehensive loss	$(75,810)	$(91,446)	$(170,126)	$(174,298)

Net loss per share, basic and diluted	$(1.05)	$(1.56)	$(2.36)	$(2.98)

Weighted-average shares of common stock outstanding, basic and diluted	72,466,203	58,558,145	72,219,179	58,464,813

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	$(75,810)	$(91,446)	$(170,126)	$(174,298)
Stock-based compensation expense (A)	8,272	6,099	13,812	11,725
Non-cash interest on revenue interest financing liability	10,306	11,553	21,309	23,509
Interest expense related to amortization of debt discount	734	499	1,430	974

Non-GAAP adjusted net loss	$(56,498)	$(73,295)	$(133,575)	$(138,090)

Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	$(1.05)	$(1.56)	$(2.36)	$(2.98)
Stock-based compensation expense (A)	0.11	0.10	0.19	0.20
Non-cash interest on revenue interest financing liability	0.14	0.20	0.30	0.40
Interest expense related to amortization of debt discount	0.01	0.01	0.02	0.02

Non-GAAP net loss per share — basic and diluted	$(0.79)	$(1.25)	$(1.85)	$(2.36)

Weighted-average shares of common stock outstanding, basic and diluted	72,466,203	58,558,145	72,219,179	58,464,813

(A)	Stock-based compensation consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Research and development	1,650	1,331	2,980	2,580
Selling, general and administrative	6,622	4,768	10,832	9,145